Exhibit 10.52

2003 GRANTS — EXECUTIVES

XM SATELLITE RADIO HOLDINGS INC.

1998 SHARE AWARD PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

1.     Definitions.  Terms defined in the Plan and not otherwise defined in this Agreement are used in this Agreement as defined in the Plan.  In this Agreement, except where the context otherwise indicates, the following definitions apply:

A.                                   “Agreement” means this Non-Qualified Stock Option Agreement, including the Notice of Grant of Stock Options and Option Agreement attached hereto.

B.                                     “XM” means XM Satellite Radio Holdings Inc., a Delaware corporation.

C.                                     “Committee” means the committee appointed by the XM Board of Directors to administer the Plan.

D.                                    “Covered Shares” means the Shares subject to the Option.

E.                                      “Date of Exercise” means the date on which XM receives notice of the exercise, in whole or in part, of the Option pursuant to Section 5.A. of this Agreement.

F.                                      “Date of Expiration” means, subject to the provisions of Section 3.C and D of this Agreement, ten (10) years after the Date of Grant.

G.                                     “Date of Grant” means the effective date of grant as set forth on the Notice of Grant of Stock Options and Option Agreement attached hereto.

H.                                    “Option” means the non-qualified stock option granted to the Optionee in Section 2 of this Agreement.

I.                                         “Option Period” means the period beginning on the Date of Grant and terminating on the Date of Expiration.

J.                                        “Option Price” means the dollar amount set forth on the Notice of Grant of Stock Options and Option Agreement attached hereto.

K.                                    “Optionee” means the person identified as the grantee on the Notice of Grant of Stock Options and Option Agreement attached hereto.

L.                                      “Plan” means the XM 1998 Shares Award Plan, as the same may be amended from time to time.

M.                                 “Securities Act” means the Securities Act of 1933, as amended.

N.            “Shares” means shares of Class A Common Stock of XM.

2.     Grant of Option.  Pursuant to the Plan and subject to the terms of this Agreement, XM grants to the Optionee the option to purchase from XM that number of Shares identified in the Notice of Grant of Stock Options and Option Agreement attached hereto, exercisable at the Option Price, and effective on the Date of Grant.

3.     Terms of the Option.

A.                                   Type of Option.  The Option is intended to be a non-qualified stock option and is not an incentive stock option within the meaning of Section 422 of the Code.

B.                                     Vesting and Exercise.  The Option may be exercised during the Option Period, subject to the limitation that the Option shall vest in three (3) equal annual installments such that:

a.                                       no portion of the Covered Shares may be exercised during the first year following the Date of Grant;

b.                                      during the second year following the Date of Grant, the Option may be exercised to a maximum of
33 1/3 % of the Covered Shares;

c.                                       during the third year following the Date of Grant, the Option may be exercised to a cumulative maximum of 66 2/3% of the Covered Shares; and

d.                                      thereafter the Option with respect to the Covered Shares may be exercised in full.

C.                                     Termination of Employment:  If the Optionee’s employment terminates during the Option Period, the Option may be exercised for the following periods after such termination:  zero (0) months in the case of a termination for Good Cause; three (3) months in the case of a voluntary termination; six (6) months following an involuntary termination, or twelve (12) months in the case of death, disability, retirement or voluntary or involuntary termination after a Change of Control.  Upon the Optionee’s termination of employment, the Option shall be exercisable only to the extent that it was vested and exercisable as of the date of the Optionee’s termination, except that in the case of (i) Optionee’s death or (ii) involuntary termination within one year of a Change of Control, the Option shall vest immediately in full and shall be fully exercisable by the Optionee or the Optionee’s authorized representative or by his or her properly appointed attorney-in-fact, guardian, trustee, or conservator, as the case may be.  Notwithstanding the foregoing, (x) the foregoing shall be subject to (and limited by) the terms of any Employment Agreement in effect from time to time between XM and the Optionee and (y) the Option (and the Shares issued upon exercise thereof) may be subject to forfeiture pursuant to other agreements between XM (or its affiliates) and Optionee.

D.                                    Nontransferability.  The Option is not transferable by the Optionee other than (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined in Section 414(p) of the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder, and is exercisable, during the Optionee’s lifetime, only by the Optionee or, in the case of the Optionee’s legal disability, by the Optionee’s legal representative except as provided in paragraph C of this Section 3.

4.     Capital Adjustments.  The number of Covered Shares and the Option Price shall be subject to such adjustment, if any, in accordance with Section 11(a) of the Plan.

5.     Method of Exercise.

A.                                   Notice.  The Option shall be exercised, in whole or in part, by the delivery to XM of written notice of such exercise, in such form as the Committee may from time to time prescribe, accompanied by:

a.                                       full payment in cash or readily available funds or in Shares in the amount of the Option Price with respect to that portion of the Option being exercised or pursuant to a cashless exercise program to be established by the Committee in accordance with Section 4(b) of the Plan;

b.                                      any amount that must be withheld by XM for Federal, State, and/or local tax purposes, payable either in cash or in Shares, including through withholding of Shares upon exercise;

c.                                       such representations and documents as the corporation, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other Federal or State securities laws or regulations.  XM may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

d.                                      if the Option or portion thereof shall be exercised pursuant to the provisions of Section 3.C of this Agreement by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Until the Committee notifies the Optionee to the contrary, the form attached to this Agreement as Exhibit A shall be used to exercise the Option.

B.                                     Effect.     The exercise, in whole or in part, of the Option shall cause a reduction in the number of Covered Shares equal to the number of Shares with respect to which the Option is exercised.

6.     Compliance with Law; Disposition of Shares of Common Stock Issued Upon Exercise.

A.                                   Compliance with Law:  Notwithstanding any other provision of this Agreement, the Optionee agrees, for himself or herself and his or her successors, that XM shall not be required to honor the exercise of the Option if XM does not have in effect a registration statement under the Securities Act relating to the offer of Shares to the Optionee under the Plan, if XM reasonably determines that the exercise of such Option would violate the Securities Act.  The Optionee further agrees, for himself or herself and his or her successors, that upon the issuance of any Shares upon the exercise of the Option, he or she will, upon the request of the XM, agree in writing that he or she is acquiring the Shares for investment only and not with a view to resale, and that he or she will not sell, pledge or otherwise dispose of such shares so issued, unless and until (a) XM is furnished with an opinion of counsel satisfactory to XM to the effect that registration of such shares pursuant to the Securities Act is not required by that Act and the rules and regulations thereunder; (b) the staff of the Securities and Exchange Commission has issued a “no-action” letter with respect to such disposition; or (c) such registration or notification as is, in the opinion of counsel for the corporation, required for the lawful disposition of such shares has been filed by XM and has become effective; provided, however, that XM is not obligated hereby to file any such registration or notification.

The Optionee further agrees that so long as the Optionee is an employee of XM he or she will only sell, pledge or otherwise dispose of such shares issued upon the exercise of the Option in accordance with all insider trading policies of XM then in effect.  The present version of XM’s policy requires approval of transfers by certain categories of employees, and notice and certification by other employees.  An approval or notification form based on the current plan is attached for Optionee’s convenience, although Optionee is responsible for completing different or other forms if then required by XM’s policy.

B.                                     Disposition or Transfer.  Notwithstanding any other provision of this Agreement, the Optionee agrees, for himself or herself and his or her successors, that he or she will not sell, pledge or otherwise dispose of shares issued upon the exercise of the Option until the first to occur of the following:  (i) the average closing price for the Shares on the Nasdaq National Market system, or principal stock exchange on which the Shares are then listed, over the any 20 consecutive trading days following the Date of Grant equals or exceeds $10, or (ii) seven years have elapsed since the Date of Grant.  If Optionee intends to dispose of shares issued upon the exercise of the Option, Optionee will provide to XM a written notice describing the proposed transfer and indicating which of the prior clauses has been satisfied.

7.     Representations and Warranties.  Upon exercise of the Option in whole or in part, if the shares underlying the option shall not then be registered under the Securities Act, the Optionee shall represent, warrant and acknowledge the following:

A.                                   The Optionee has made such investigations as the Optionee deems necessary and appropriate of the business and/or financial prospects of XM.

B.                                     The Option is being exercised and the Covered Shares are being acquired for investment for the Optionee’s own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act, and the certificate for such stock may be legended to that effect, that such stock is not registered under federal or state securities laws and that the registration exemptions being relied on are the federal and state private or limited offering exemptions and the Optionee has no reason to believe that such exemptions are not applicable to the Optionee.

C.                                     The Optionee acknowledges that XM has made available to the Optionee the opportunity to obtain information to evaluate the merits and risks associated with this Agreement and the transactions contemplated thereby.  The Optionee acknowledges that the investment contemplated by the Option involves a high degree of risk, including risks associated with XM’s business operations and prospects including competition and the dependence on XM’s technology and events beyond XM’s control, the limits on transferability of the Option and Covered Shares, and the absence of a public market for the Covered Shares.

8.     Rights as Stockholder.  The Optionee shall have no rights as a stockholder with respect to any Covered Shares subject to the Option until and unless a certificate or certificates representing such shares are issued to the Optionee pursuant to this Agreement.  Except as provided in Section 4 of this Agreement, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

9.     Employment.  Neither the granting of the Option evidenced by this Agreement nor any term or provision of this Agreement shall constitute or be evidence of any understanding, express or implied, on the part of XM to employ or continue the employment of the Optionee for any period.  Whenever reference is made in this Agreement to the employment of the Optionee, it means employment by XM or its affiliates.

10.   Subject to the Plan.  The Option evidenced by this Agreement and the exercise of the Option are subject to the terms and conditions of the Plan, which are incorporated herein by reference and made a part hereof, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement.  In addition, the Option is subject to any rules and regulations promulgated by the Committee.

11.   Fractional Shares.  Notwithstanding anything contained herein to the contrary, following a Public Offering, award exercises and issuances involving the issuance of Shares may only be effected in whole (and not fractional) shares.

12.   Applicable Law.  This Agreement shall be subject to the laws of the State of Delaware, without giving effect to the principles of conflict of laws thereof.

13.   Entire Agreement.  This Agreement is in lieu of and supersedes all prior agreements, representations, negotiations, or other understandings of the parties with respect to the subject matter hereof.  It may not be amended or altered except in a writing signed by the Optionee and the authorized representatives of XM.

14.   Waiver and Severability.

A.                                   The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of the same or any other breach by either of the parties to this Agreement, whether prior or subsequent.

B.                                     If any term or provision of this Agreement is determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity, or enforceability of the remainder of this Agreement shall not thereby be affected, and this Agreement shall be deemed to be amended to the extent necessary to delete such provision.

15.   Headings.  The Section, paragraph, and subparagraph headings contained in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

“EXHIBIT A”

EXERCISE OF OPTION

Chairman, Board of Directors

XM Satellite Radio Holdings Inc.

1500 Eckington Place, N.E.

Washington, D.C.   20002-2194

To the Board:

The undersigned, the Optionee under the Non-Qualified Stock Option Agreement identified as Option No.           , granted pursuant to the XM Satellite Radio Holdings Inc. 1998 Share Award Plan, hereby irrevocably elects to exercise the Option granted in the Agreement to purchase         shares of Class A Common Stock of XM Satellite Radio Holdings Inc. (“XM”), par value $0.01 per share (“Shares”), and herewith makes payment of $           in the form of [cash, Common Stock, cash plus Common Stock, through the exercise of the cashless exercise program] for the shares purchased and $          in the form of                   [cash, Common Stock, cash plus Common Stock, through the exercise of the cashless exercise program] to cover the Corporation’s withholding tax liability in respect of the purchase.  (Please complete, and complete separate cashless exercise form as appropriate.)

 [Note:  Shares of Common Stock being delivered in payment of all or any part of the exercise price must be represented by certificates registered in the name of the Optionee and duly endorsed by the Optionee and by each and every other co-owner in whose name the shares may also be registered.]

The Optionee hereby re-affirms his or her agreement under Section 6.B of the Non-Qualified Stock Option Agreement that he or she will not sell, pledge or otherwise dispose of Shares issued upon the exercise of the Option until the first to occur of the following:  (i) the average closing price for the Shares on the Nasdaq National Market system, or principal stock exchange on which the Shares are then listed, over the prior 20 trading days equals or exceeds $10, or (ii) [three] years have elapsed since the Date of Grant.

Dated:
(Signature of Optionee)

Received by XM Satellite Radio Holdings Inc.:

Name

Title

Date

APPROVAL/NOTIFICATION FORM FOR SALE OF SHARES OF XM STOCK

NAME: ________________________________________________________________

DATE: ________________________________________________________________

NUMBER OF SHARES TO BE SOLD: _______________________________________

SALE TO BE COMPLETED BY: _____________________________________  [DATE]

SHARES ACQUIRED THROUGH: [CHECK AS APPROPRIATE]

                ☐            MARKET PURCHASE

                ☐            ESPP

                ☐            STOCK OPTION PLAN

     VESTING DATE OF OPTIONS TO BE SOLD  ___________________

                ☐            OTHER ___________________________________

I CONFIRM I AM NOT AWARE OF ANY MATERIAL NON-PUBLIC INFORMATION RELATING TO XM SATELLITE RADIO HOLDINGS, INC. OR ITS AFFILIATES.

[Signature]	[Title]

[Print Name]	[Date]

APPROVAL OF GENERAL COUNSEL, IF REQUIRED

☐            Approved

☐            NOT Approved

If approved, sale must be completed with fourteen (14) calendar days from the date set forth below (or by such other date as specifically stated herein by the General Counsel)

Joseph M. Titlebaum	[Date]
Senior Vice President
General Counsel & Secretary